                                                                       EXHIBIT 4


                                                                   WARRANTS
                                                               -9,999,999.999-

                                                               CUSIP 466212 11 5

                                                              *9,999,999*****
                                                              **9,999,999****
                                                              ***9,999,999***
                                                              ****9,999,999**
                                                              *****9,999,999*

NUMBER
 3606

            VOID AFTER 5:00 P.M. NEW YORK CITY TIME ON MAY 15, 2000

                          [JMAR INDUSTRIES, INC. LOGO]
           EFFECTIVE 5/27/98 NAME CHANGED TO: JMAR TECHNOLOGIES, INC.
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

                   REDEEMABLE COMMON STOCK PURCHASE WARRANTS

         EFFECTIVE 5-15-98 EXERCISE PRICE INCREASED TO $5.50 PER SHARE:
        REDEMPTION AVERAGE PRICE INCREASED TO $7.00 OVER A 10 DAY PERIOD

This certifies that FOR VALUE RECEIVED

           *** Company name test line *** XXX XXX XXX XXX XXX XXX XXX
             XXX XXX XXX XXX XXX XXX XXX XXX XXX *** Second line of

or registered assigns (the "Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.01 par value, of JMAR Industries, Inc., a Delaware corporation (the "Company"), at any time between February 16, 1993 and the Expiration Date (as hereinafter defined), upon the presentment and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Securities Transfer, Incorporated, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $4.68 per share ("Exercise Price") in lawful money of the United States of America in cash or by official bank of certified check made payable to the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of February 16, 1993, by and among the Company, Lew Lieberbaum & Co., Inc., Commonwealth Associates and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     The Company has the right to reduce the Exercise Price at any time upon written notice to the Holder hereof.

     Each Warrant represented hereby is exercisable at the option of the Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 P.M. (New York time) on February 15, 1998, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Holder at the time of such surrender. Upon due presentment with the amount of any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     This Warrant may be redeemed at the option of the Company, at a redemption price of $.05 per Warrant, upon 30 days' notice, provided that the high closing bid quotation price of the Common Stock (if the Common Stock is then traded on a national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System) for a period of 20 consecutive trading days ending not more than 15 days prior to the date of any redemption notice exceeds a price which is at least $6.38 provided, however, that this Warrant may not be redeemed prior to February 16, 1994 without the consent of Lew Lieberbaum & Co., Inc. and Commonwealth Associates. After the close of business on the date fixed for redemption, the Holder shall have no rights with respect to this Warrant except to receive the $.05 per Warrant upon surrender of this Certificate.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

     DATED:    06/12/1998

                                   /s/ JOHN S. MARTINEZ
                                   President

                                   /s/ DENNIS E. VALENTINE
                                   Secretary

                     [JMAR INDUSTRIES, INC. CORPORATE SEAL]

DATED:

COUNTERSIGNED:
     AMERICAN SECURITIES TRANSFER, INC.
              P.O. Box 1596
          Denver, Colorado 80201

By
  -----------------------------------------
     Warrant Agent Authorized Signature